UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
 (Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Sales of Unregistered Securities.

The information set forth in Item 8.01 is incorporated herein by reference. The issuances of common stock upon the conversions described in Item 8.01 below are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof, as securities exchanged with our existing noteholders and because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

The shares of common stock of the Company issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 8.01	Other Events.

On November 14, 2017, Emergent BioSolutions Inc. ("Emergent") issued a press release announcing that it has issued a Notice of Termination of Conversion Rights for all of its outstanding 2.875% Convertible Senior Notes due 2021 ("Notes") and has elected to exercise its right to terminate all conversion rights of the Notes on December 29, 2017 (the "Conversion Rights Termination Date"). The indenture dated January 29, 2014 between Emergent and Wells Fargo Bank, National Association, as trustee, governing the Notes permits Emergent to terminate the holders' rights to convert all the Notes at any time on or after January 20, 2017 if the last reported sale price of the common stock has been at least 130% of the conversion price for at least 20 trading days during any 30 consecutive trading-day period, which equals $40.14.

At any time prior to 5:00 p.m. eastern time on December 28, 2017, subject to compliance with the applicable procedures of the Depository Trust Company, holders of the Notes may elect to convert their Notes into shares of common stock at a conversion rate of 32.3860 shares of Common Stock per $1,000 principal amount of Notes, (equivalent to conversion price of approximately $30.88 per share of Common Stock), plus a make-whole payment of an additional 3.1556 shares per $1,000 principal amount of Notes, in accordance with the terms of the indenture.

No accrued and unpaid interest is payable upon conversion of the Notes. A cash payment will be made in lieu of issuing any fractional shares of Emergent common stock in connection with the conversion into Emergent common stock of any Notes. Any Notes that remain outstanding immediately after the Termination Date will be subject to settlement solely by a cash payment of outstanding principal and any then accrued and unpaid interest in accordance with the terms of the indenture.

As of November 13, 2017, approximately $250 million aggregate principal amount of the Notes were outstanding. The aggregate number of shares that Emergent will issue, if all the currently outstanding Notes are converted into common stock, is approximately 8.9 million shares of common stock.

This description is only a summary of certain provisions of the Notes and the indenture.  A complete explanation of the conversion rights of holders of the Notes, as well as the procedures required to convert the Notes, is set forth in the indenture.  All holders are urged to review the conversion procedures contained in the Notes and the indenture in their entirety.

A copy of the press release is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99	Press release of Emergent BioSolutions Inc., dated November 14, 2017.

Safe Harbor Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the potential conversion of the Notes and commissions or other remuneration expected to be paid in connection therewith, and any other statements containing the words "believes,"  "may," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements.  Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: November 14, 2017	By:	/s/ ROBERT G. KRAMER, SR.
Name: Robert G. Kramer, Sr. Title: Executive Vice President, Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press release of Emergent BioSolutions Inc., dated November 14, 2017.